EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN THE
DEUTSCHE BANK 24th ANNUAL LEVERAGED FINANCE CONFERENCE

EL PASO, Texas - September 27, 2016 - Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the Deutsche Bank 24th Annual Leveraged Finance Conference in Scottsdale, Arizona on Wednesday, September 28, 2016. The presentation is currently scheduled for 2:55 p.m. EDT and will be webcast live. A link to the live webcast and the presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning September 28, 2016, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.

Western Refining, Inc. also owns the general partner and approximately 54 percent of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).

More information about Western Refining is available at www.wnr.com.